HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

FINANCIAL STATEMENTS

OCTOBER 31, 2005 AND 2004

INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report	F-2

Balance Sheets as of October 31, 2005 and 2004	F-3 – F-4

Statements of Income for the years ended October 31, 2005 and 2004	F-5

Statements of Changes in Equity for the years ended October, 2005 and 2004	F-6

Statement of Cash Flows for the years ended October, 2005 and 2004	F-7 – F-8

Notes to Financial Statements	F-9 – F-22

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Harbin Renhuang Pharmaceutical Stock Co., Ltd in the PRC

We have audited the accompanying balance sheets of Harbin Renhuang Pharmaceutical Stock Co., Ltd as of October 31, 2005 and 2004, and the related statement of income, changes in equity, and cash flows for the years ended October 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with The Public Company Accounting Oversight Board Standards (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Renhuang Pharmaceutical Stock Co., Ltd as of October 31, 2005 and 2004, and the results of the operations and the cash flows for the years ended October 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rotenberg & Co., LLP Rotenberg & Co., LLP Certified Public Accountants Rochester, New York May 27, 2006

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

BALANCE SHEETS
AS OF OCTOBER 31, 2005 AND 2004

ASSETS

	2005	2004

CURRENT ASSETS
Cash and cash equivalents	$3,439,402	$4,773,395
Trade receivables, net	4,055,648	327,977
Inventories	3,513,323	2,122,583
Prepayments	442,826	119,415
Other receivables, net	377,209	61,137
Due from a director	—	354,277

TOTAL CURRENT ASSETS	11,828,408	7,758,784

LAND USE RIGHTS	137,581	137,015

PROPERTY, PLANT AND EQUIPMENT, NET	11,656,657	1,568,344

CONSTRUCTION IN PROGRESS	—	7,074,931

TOTAL ASSETS	$23,622,646	$16,539,074

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

BALANCE SHEETS
AS OF OCTOBER 31, 2005 AND 2004

LIABILITIES AND SHAREHOLDERS' EQUITY

	2005	2004
CURRENT LIABILITIES
Accounts payables and accruals	$1,513,526	$381,834
Advance from customers	146,515	88,958
Bank loans	2,478,929	2,054,008
Other payables	4,475,750	4,062,159
Due to a director	756,350	332,266
Dividend payable	—	1,522,383
TOTAL CURRENT LIABILITIES	9,371,070	8,441,608

NON-CURRENT LIABILITIES
Long-term bank loan	3,718,394	—

TOTAL LIABILITIES	13,089,464	8,441,608

SHAREHOLDERS' EQUITY
Registered capital	9,665,922	9,665,922
Reserves	1,237,023	555,898
Retained earnings (Deficit)	(595,508)	(2,124,354)
Accumulated other comprehensive income	225,745	—
TOTAL SHAREHOLDERS' EQUITY	10,533,182	8,097,466

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,622,646	$16,539,074

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

STATEMENTS OF INCOME
FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

	2005	2004

SALES	$18,915,064	$10,296,230

COST OF SALES	8,868,845	6,190,503

GROSS PROFIT	10,046,219	4,105,727

SELLING AND DISTRIBUTION EXPENSES	3,347,094	1,477,548

ADVERTISING	1,518,686	2,189

GENERAL AND ADMINISTRATIVE EXPENSES	773,757	1,578,423

PROVISION FOR DOUBTFUL ACCOUNTS	138,638	592,736

DEPRECIATION AND AMORTIZATION	800,305	193,461

RESEARCH AND DEVELOPMENT	1,233,504	897,210

INCOME/(LOSS) FROM OPERATIONS	2,234,235	(635,840)

FINANCE COSTS	377,467	124,643

GOVERNMENT SUBSIDIES	(326,092)	(295,536)

OTHER EXPENSES	445	61,248

INCOME BEFORE INCOME TAXES	2,182,415	(526,195)

INCOME TAXES	—	—

NET INCOME /(LOSS) ATTRIBUTABLE TO SHAREHOLDERS	2,182,415	(526,195)

The accompanying notes are in integral part of the financial statement

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

	Registered capital	Reserves	Retained profits/ (Accumulated losses)	Accumulated comprehensive income	Total equity
Balance at November 1, 2003	$1,691,536	$248,940	$231,182	$—	$2,171,658

Capital contribution during the year	7,974,386	—	—	—	7,974,386

Net loss for the year	—	—	(526,195)	—	(526,195)

Distribution to shareholders	—	—	(1,522,383)	—	(1,522,383)

Transfer to reserves	—	306,958	(306,958)	—	—

Balance at October 31, 2004	9,665,922	555,898	(2,124,354)	—	8,097,466

Net income for the year	—	—	2,182,415	—	2,182,415

Transfer to reserves	—	653,569	(653,569)	—	—

Other comprehensive income
- foreign currency translation	—	27,556	—	225,745	253,301

Balance at October 31, 2005	$9,665,922	$1,237,023	$(595,508)	$225,745	$10,533,182

The accompanying notes are in integral part of financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$2,182,415	$(526,195)
Adjustments to reconcile net income to net cash from
operating activities :
Depreciation and amortization	800,305	193,461
Changes in operating assets and liabilities:
Trade receivables, net	(3,727,671)	1,692,571
Inventories	(1,390,740)	(418,059)
Prepayments	(323,411)	571,079
Other receivables, net	(316,072)	(5,755)
Accounts payable and accruals	1,131,692	(2,162,615)
Advance from customers	57,557	(1,262,459)
Other payables	413,591	3,578,728
NET CASH FROM OPERATING ACTIVITIES	(1,172,334)	1,660,756

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(3,810,506)	—
Cash used for construction in progress	—	(7,567,639)

NET CASH FROM IN INVESTING ACTIVITIES	$(3,810,506)	$(7,567,639)

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

STATEMENTS OF CASH FLOW (CONTINUED)
FOR THE YEARS ENDED OCTOBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase of registered capital	$—	$7,974,386
Inception of bank loans, net	4,143,315	1,329,064
Due from/(to) a director	778,361	(565,719)
Dividend payable	(1,522,383)	—

NET CASH FROM FINANCING ACTIVITIES	3,399,293	8,737,731

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,583,547)	2,830,848

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	249,554	—

Cash and cash equivalents, beginning of period	4,773,395	1,942,547

Cash and cash equivalents, end of period	$3,439,402	4,773,395

SUPPLEMENTARY CASH FLOW DISCLOSURES
Interest paid	$304,207	$118,096

Income taxes paid	$—	$—

The accompanying notes are in integral part of the financial statements

HARBIN RENHUANG PHARMACEUTICAL STOCK CO., LTD
(INCORPORATED IN THE PRC)

NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2005 AND 2004

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

The Company was incorporated 1996 in the People’s Republic of China (“the PRC” or “China”) and is principally engaged in the research, production and sales of bio-pharmaceutical products. The Company’s extensive sales network covers various provinces, cities, and counties throughout China. The Company’s fiscal year end is October 31.

The products are made in the two plant facilities located at Harbin City with specialized machinery under stringent cleanliness and hygienic processes.

The Company’s customers are mainly exclusive agents in the PRC, each of them is responsible for some specific and designated areas. The Company interact directly with its agents and receives settlement from them, whereas products are transported directly by tracks to customers according to instructions by the agents.

2. BASIS OF PRESENTATION

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

A. CASH AND CASH EQUIVALENTS

The Company considers cash and cash equivalents to include cash on hand and demand deposits with banks with an original maturity of three months or less.

B. INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

C. LAND USE RIGHTS

According to the law of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 to 50 years.

D. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives for property, plant and equipment are as follows:

Buildings and leasehold improvement	20 years
Plant and machinery	10 years
Office equipment and furnishings	5 to10 years
Motor vehicles	5 to10 years

E. CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

F. ACCOUNT RECEIVABLES

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. An account is considered past due after sixty (60) days from the invoice date. The allowance on the doubtful accounts was $765,078 and $599,338 as at October, 2005 and 2004, respectively.

G. INCOME TAXES

Taxes are calculated in accordance with taxation principles currently effective in the PRC. The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

H. GOVERNMENT SUBSIDIES

Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with. Subsides are for Company’s research and development activities and they will continue in the following years. The amount of subsidies received for the years ended October 31, 2005 and 2004 is $326,092 and $295,536, respectively. The amounts granted and timing of receipts do vary every year, depending on the policies from the local authorities.

I. RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

J. FOREIGN CURRENCY TRANSLATION

The company maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date. Income and expenditures are translated at the average exchange rate of the year.

On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

	2005	2004

Year end RMB : US$ exchange rate	8.0680	8.2765
Average yearly RMB : US$ exchange rate	8.2308	8.2765

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

K. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

L. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, accounts payable and accrued expenses and debt, approximates their fair value at October 31, 2005 and 2004 due to the relatively short-term nature of these instruments.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

M. REVENUE RECOGNITION

In accordance with the provisions of Staff Accounting Bulletin No. 103, revenue is recognized when merchandise is shipped and title passes to the customer and collectibility is reasonably assured.

N. RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. Engineers and technical staff are involved in the production of our products as well as on-going research, with no segregation of the portion of their salaries relating to research and development from the portion of their salaries relating to production. The total salaries are included in cost of sales. Other research is performed on a future profit sharing basis conducted by universities and research institutions.

O. SHIPPING AND HANDLING

All shipping and handling are expensed as incurred and outbound freight is not billed to customers. Shipping and handling expenses included in selling and distribution expenses were $90,929 and $42,474 for the years ended October 31, 2005 and 2004, respectively.
.
P. ADVERTISING

Advertising costs are expensed as incurred. They are separately disclosed in income statements.

Q. EMPLOYEES' BENEFITS

Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

R. SEGMENTS

No business segment analysis is provided for the years end October 31, 2005 and 2004, as less than 10% of revenue and less than 10% of income from operations is attributable to the segment other than sales of pharmaceutical products.

Further, no geographical segment analysis is provided for the years ended October 31, 2005 and 2004, as less than 10% of revenue and less than 10% income from operations is attributable to the segment other than the Mainland China.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

S. COMPREHENSIVE INCOME/(LOSS)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general-purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

T. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral. In order to determine the value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

U. RECENT PRONOUNCEMENTS

Prior to January 1, 2005, we accounted for stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. Under the fair value recognition provisions of SFAS No. 123, stock-based compensation cost for all stock-based awards was measured at the grant date based on the value of the award and was recognized as expense over the service period for awards that were expected to vest.

In November 2005, the FASB issued Staff Position (“FSP”) FAS115-1/124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP amends FASB Statements No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations, and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. This FSP is effective for reporting periods beginning after March 15, 2005. We do not believe the adoption of this FSP will have a material impact on our financial statements.

In November 2005, the FASB issued FSP FAS123(R)-3, Transition Election to Accounting for the Tax Effects of Share-Based Payment Awards. This FSP requires an entity to follow either the transition guidance for the additional-paid-in-capital pool as prescribed in SFAS No. 123(R), Share-Based Payment, or the alternative transition method as described in the FSP. An entity that adopts SFAS No. 123(R) using the modified prospective application may make a one-time election to adopt the transition method described in this FSP. An entity may take up to one year from the later of its initial adoption of SFAS No. 123(R) or the effective date of this FSP to evaluate its available transition alternatives and make its one-time election. This FSP became effective in November 2005. We continue to evaluate the impact that the adoption of this FSP could have on our financial statements.

Additional Recently Issued Accounting Standards

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended October 31, 2006. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29" (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for nonmonetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended January 31, 2006. The Company is currently evaluating the impact of SFAS 153 on its consolidated financial statements.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

U. RECENT PRONOUNCEMENTS (CONTINUED)

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended October 31, 2007. The Company is currently evaluating the impact of SFAS 154 on its consolidated financial statements.

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140" (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended October 31, 2007. The Company is currently evaluating the impact of SFAS 155 on its consolidated financial statements.

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended October 31, 2007. The Company is currently evaluating the impact of SFAS 156 on its consolidated financial statements.

The Company believes that the implementation of these new pronouncements will not have any material effects on the October 2005 financial statements.

4. ACCOUNT RECEIVABLES

The Company's trade receivables as at October 31, 2005 and 2004 are summarized as follows:

	2005	2004

Trade receivables	$4,820,726	$927,315
Less: Allowance for doubtful accounts	(765,078)	(599,338)
Trade receivables, net	$4,055,648	$327,977

The activities in the Company’s allowance for doubtful accounts during the year ended October 31, 2005 and 2004 are summarized as follows:

	2005	2004

Balance at beginning of year	$599,338	$4,445
Add: provision of doubtful accounts for the year	138,638	592,736
Exchange difference transfer to exchange reserve	27,102	2,157
Trade receivables, net	$765,078	$599,338

5. LAND USE RIGHTS

	2005	2004

Cost	$148,736	$144,989
Less: Accumulated amortization	(11,155)	(7,974)
Land use rights, net	$137,581	$137,015

Amortization expenses for the years ended October 31, 2005 and 2004 were $3,181 and $3,181 respectively.

6. PROPERTY, PLANT AND EQUIPMENT

	2005	2004
Cost:-
Buildings and leasehold improvement	$7,689,736	$514,628
Plant and machinery	5,123,418	1,414,451
Office equipment and furnishings	18,679	14,465
Motor vehicles	13,846	16,698
	12,845,679	1,960,242

Less: Accumulated depreciation:-
Buildings and leasehold improvement	409,217	80,652
Plant and machinery	773,449	303,739
Office equipment and furnishings	5,060	3,255
Motor vehicles	1,296	4,252
	1,189,022	391,898

Net book value	$11,656,657	$1,568,344

Depreciation expenses relating to property, plant and equipment were $797,124 and $190,280 for the years ended October 31, 2005 and 2004, respectively.

7. INVENTORIES

The Company's inventories at October 31, 2005 and 2004 are summarized as follows:

	2005	2004

Raw materials	$916,600	$635,299
Work in progress	—	—
Finished goods	2,527,209	1,468,880
Consumables	69,514	18,404
	$3,513,323	$2,122,583

Raw material mainly comprised of Chinese herbs, herbal related ingredients and packing materials, and they were for manufacturing the products such as tablets and drinks.

The Company made provision for obsolescent inventories for expired raw materials amounting to $313,649 and $508,857 for the years ended October 31, 2005 and 2004, respectively. Such obsolescence were recorded in cost of goods sold.

8. DUE FROM/(TO) A DIRECTOR

The amount is unsecured, interest-free and repayable within one year. The money advanced to and from the directors were mainly for the operation of the Company during the years. The money due to the director, Mr. Li, Shaoming was $756,350 and $332,266 on Oct 31, 05 and 04 respectively. The money due from Mr. Li Shaoming was $354,277 on Oct 31, 04.

9. BANK LOANS

As at October 31, 2005 and 2004, the Company has short-term loans from banks amounted to $2,478,929 and $2,054,008, respectively. They were bearing interests ranging from 6.903% to 7.812% per annum. The loans were secured by the pledge of the Company, its director and affiliated companies.

10. LONG-TERM LOAN

As at October 31, 2005, the Company has a long-term loan from bank amounted to $3,718,394. The loan is due in September 2009 and it is interest bearing at 6.435% per annum. The loan was secured by corporate and personal guarantees of the Company and its directors, respectively.

Expected principal repayments for the next five years and thereafter are as follows:

2006	$495,786
2007	1,115,518
2008	1,115,518
2009	991,572
2010	—
$3,718,394

11. INCOME TAXES

The Company is subject to state and local income taxes within the PRC at the applicable tax rate as reported in their PRC statutory financial statements in accordance with the relevant income tax laws.

For the years of 2005 and 2004, the Company was granted tax holiday and concession and is entitled to full exemption from corporation income taxes up to December 2006. From 2007 onwards, the Company also enjoys a special income tax rate of 15% as it is located as in a high-tech development zone where there is tax exemption for certain enterprises.

12. RESERVES

The reserves fund is comprised of the following:

	2005	2004

Statutory surplus reserve fund	$824,682	$370,599
Public welfare fund	412,341	185,300
	$1,237,023	$555,899

Pursuant to the relevant laws and regulations of the PRC, the profits of the Company, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses of previous years, and made appropriations to reserve funds, as determined by the Board of Directors in accordance with the PRC accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

Net income as reported in the US GAAP financial statements differs from that as reported in the PRC statutory financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory financial statements. If the Company has foreign currency available after meeting its operational needs, it may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

13. RELATED PARTY TRANSACTIONS

The Company had the following significant related party transactions during the years:

-	the director received and paid funds from/to the Company, and the balance due to a director as of October 31, 2005 and 2004 was $756,350 and $332,266, respectively

14. COMMITMENTS AND CONTINGENCIES

A. CAPITAL AND LEASE COMMITMENTS

As of October 31, 2005, the Company has no significant capital and lease commitments required for disclosure.

B. LEGAL PROCEEDINGS

The Company is not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company.

15. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company faces a number of risks and challenges since its operations are in the PRC. The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

16. SUBSEQUENT EVENTS

On February 15, 2006, Harbin Renhuang Pharmaceutical Co., Ltd. (“New Renhuang”) was incorporated in the Peoples Republic of China. Effective May 1, 2006, New Renhuang commenced its operation. The principal activities remained unchanged.

On September 7, 2006 (as reported in Item 2.01 in this Current Report) New Renhuang, through a reverse merger, became a 100% subsidiary of Renhuang Pharmaceutical, Inc.

17. PRO FORMA CONDENSED CONSOLIDATED FINANCIALS

PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR RENHUANG PHARMACEUTICALS, INC.
INCORPORATED UNDER THE LAWS OF NEVADA

AS OF OCTOBER 31, 2005

The following unaudited pro forma condensed consolidated financial statements combine the historical balance sheets of Harbin Renhuang Pharmaceutical Stock Co., Ltd., incorporated in the People’s Republic of China, (“Renhuang China”) with the historical balance sheet of Renhuang Pharmaceuticals, Inc., ( “Renhuang”) at October 31, 2005, and their respective income statements for the years ended October 31, 2005 and 2004, giving effect to the reverse merger between Renhuang China and Renhuang as if the merger had taken place on November 1, 2003.

Because Renhuang China’s owners as a group retained or received the larger portion of the voting rights in the combined entity and Renhuang China's senior management represents a majority of the senior management of the combined entity, Renhuang China was considered the acquirer for accounting purposes and we will account for the exchange transaction as a recapitalization of Renhuang China.

We provide the following information to aid you in your analysis of the financial aspects of the reverse merger, referred to elsewhere in this Current 8 K Report as the Merger. We derived this information for Renhuang from its audited financial statements for the years ended April 30, 2006 and 2005. We derived this information for Renhuang China from its audited financial statements for the years ended October 31, 2005 and 2004.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financial statements of Renhuang China, appearing elsewhere herein, and the historical financial statements of Renhuang, as filed and included in our Current Form 10-KSB for the annual periods ended April 30, 2006.

The fiscal year end of Renhuang China and Renhuang is October 31 and April 30, respectively.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger.

RENHUANG PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS AT OCTOBER 31, 2005 (In USD)

		October 31, 2005
							Pro Forma
				Pro Forma			Consolidated
	Renhuang China	Renhuang		Adjustments			Balance
	(a)	(b)		(c)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,439,402	$		$			$3,439,402
Trade receivables, net of provisions	4,055,648						4,055,648
Inventory	3,513,323						3,513,323
Prepayments	442,826						442,826
Other receivable, not of provisions	377,209						377,209
Due from related parties, net of provisions	-						-
Due from directors	-						-
Advance to employee	-						-
Tax recoverable	-						-
Deferred expenses
TOTAL CURRENT ASSETS	11,828,408						11,828,408

LAND USE RIGHTS	137,581						137,581
PROPERTY, PLANT AND EQUIPMENT, NET	11,656,657						11,656,657
CONSTRUCTION IN PROGRESS, NET	-						-
TOTAL ASSETS	$23,622,646		$-	$			$$23,622,646

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accruals	$1,513,526	$		$			$1,513,526
Advance from customers	146,515						146,515
Bank loans	2,478,929						2,478,929
Other payable	4,475,750						4,475,750
Due to directors	756,350						756,350
Due to related parties	-						-
Dividend payable	-						-
TOTAL CURRENT LIABILITIES	9,371,070						9,371,070
LONG-TERM LIABILITIES
Long-term bank loan	3,718,394						3,718,394
TOTAL LIABILITIES	13,089,464		-				13,089,464

SHAREHOLDERS' EQUITY
Common stock	9,665,922		13,355		(9,644,277)	A	35,000	D
Additional paid-in-capital			17,375,011		11,090,260	C	28,465,271
Reserves	1,237,023						1,237,023
Retained earnings (Deficit)	(595,508)				(1,445,983)	B	-2,041,491
Accumulated other comprehensive income (deficit)	225,745		(17,388,366)				-17,162,621
TOTAL SHAREHOLDERS' EQUITY	10,533,182		-		-		10,533,182

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,622,646		$-		$-		$23,622,646

RENHUANG PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
YEARS ENDED OCTOBER 31, 2005 AND 2004 (In USD)

	Year ended October 31, 2005					Year ended October 31, 2004
				Pro Forma					Pro Forma
	Renhuang		Pro Forma	Consolidated		Renhuang		Pro Forma	Consolidated
	China	Renhuang	Adjustments	Balance		China	Renhuang	Adjustments	Balance
	(a)	(b)	(c)			(a)	(b)	(c)

SALES	$18,915,064	$	$	$18,915,064		$10,296,230	$	$	$10,296,230

COST OF SALES	8,868,845			8,868,845		6,190,503			6,190,503

GROSS PROFIT/(LOSS)	10,046,219			10,046,219		4,105,727			4,105,727

SELLING AND DISTRIBUTION EXPENSES	3,347,094			3,347,094		1,477,548			1,477,548

ADVERTISING	1,518,686			1,518,686		2,189			2,189

GENERAL AND ADMINISTRATIVE EXPENSES	773,757			773,757		1,578,423			1,578,423

PROVISION FOR DOUBTFUL ACCOUNTS	138,638			138,638		592,736			592,736

DEPRECIATION AND AMORTIZATION	800,305			800,305		193,461			193,461

RESEARCH AND DEVELOPMENT	1,233,504			1,233,504		897,210			897,210

INCOME FROM OPERATIONS	2,234,235	-		2,234,235		(635,840)	-		(635,840)

FINANCE COSTS	377,467			377,467		124,643			124,643

GOVERNMENT SUBSIDIES	(326,092)			(326,092)		(295,536)			(295,536)

INVESTMENT BANKING FEES FOR REVERSE MERGER				-				1,445,983	1,445,983

OTHER (INCOME)/EXPENSES	445			445		61,248			61,248

INCOME BEFORE INCOME TAXES	2,182,415		-	2,182,415		(526,195)		(1,445,983)	(1,972,178)

INCOME TAXES	-			-		-

NET INCOME/(LOSS) ATTRIBUTABLE TO SHAREHOLDERS	$2,182,415	$876,951	$-	$3,059,366		$(526,195)	$876,951	$(1,445,983)	$(1,095,227)

NET INCOME (LOSS) PER SHARE		0.12		0.09			0.12		(0.03)

SHARES OUTSTANDING		7,443,029		35,000,000	D		7,443,029		35,000,000	D

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Reverse Merger

In consideration for 29,750,000 shares of Renhuang, representing 85% of Renhuang’s total issued and outstanding shares after giving effect to the Merger, Renhuang acquired - through a Share Exchange Agreement, dated August28, 2006 - all of the issued and outstanding share capital of Harbin Renhuang Pharmaceutical Company Limited, incorporated in the British Virgin Island, (“BVI”), whose only assets are the total and issued outstanding shares of Renhuang China as further described in our current Form 8K dated and filed with the Securities and Exchange Commission on August 29, 2006.

Note 2 - Pro forma adjustments

Balance Sheets - as of October 31, 2005

(a) Derived from the balance sheets of Renhuang China as of October 31, 2005

(b) Derived from the balance sheet of Renhuang as of April 30, 2006.

(c) Adjustments relating to the share exchange agreement and the acquisition of Renhuang China by Renhuang, including:

A - To adjust for the exchange of Renhuang China shares for 29.75 million newly issued shares of Renhuang.

B - To record the value of the 4,804,760 shares paid to Viking Investments as investment banking fees for the reverse merger. The fee is calculated as follows: The 4,804,760 shares received by Viking comprise 13.73% of the total number (35 million) of shares issued and outstanding. Total equity value is $10,533,182 as of October 31, 2005. Hence, Viking’s shares are worth (13.73%)*$10,533,182 = $1,445,983.

C - The sum of adjustment for the exchange of Renhuang China shares for Renhuang shares ($9,644,277) and adjustment for the investment banking fees mentioned under B above ($1,445,983)

D - After the reverse merger, the Company has 35,000,000 shares of common stock outstanding ($35,000 par value), allocated as follows:

•	29,750,000 shares issued to former owners of Renhuang China

•	445,240 retained by former owners of Renhuang

•	4,804,760 shares issued to Viking Investments as investment banking fees

Statement of Income - For the year ended October 31, 2005

(a) Derived from the statement of income of Renhuang China for the year ended October 31, 2005

(b) Derived from the statement of income of Renhuang for the year ended April 30, 2006

(c) Adjustments for the investment banking fees related to the reverse merger, as explained in B above.

Harbin Renhuang Pharmaceutical Stock Co., Ltd

Management’s Discussion and Analysis of Operations

Fiscal years ended October 31, 2005

Overview

The company achieved significant sales growth and higher gross margins in fiscal 2005. As a result, it turned the loss of fiscal 2004 into a net profit of over $2 million. The company’s operating results demonstrate the benefits of the management’s continued focus on growing market shares while keeping costs under control.

Revenue for the year ended October 31, 2005 increased by 84% to a record $18,915,064, compared with $10,296,230 for the previous year. The increase in sales was a direct result of new product launches starting in January 2005 (after a new factory began operations), as well as our ability to continue to attract customers with competitive pricing.

Net income attributable to shareholders was $2,182,415 for the year ended October 31, 2005, compared with a loss of $526,195 for the previous year. The turn-around resulted from significantly higher sales volume and higher gross margins compared with the previous year.

Cost of sales for the year ended October 31, 2005 increased by 43% to $8,868,845, compared with $6,190,503 for the previous year. Proportionately, the cost increase was just over half of the 84% increase in sales, reflecting better cost control from management along with new and more efficient production processes. For some products, cost of sales actually decreased by over 20% because of the above controls. Finally, cost of sales also included obsolescent inventories of $138,638 (compared with $508,858 for the previous year).

Gross profit margin was 53% for the year ended October 31, 2005, compared with 40% for the previous year. The improvement in gross margin reflects better cost control and more efficient production processes.

Selling and distribution expenses increased by 127% to $3,347,094 for the year ended October 31, 2005, compared with $1,477,548 for the previous year. The increase was a result of increased transportation due to higher sales volume, as well as increased bonus payments to salespeople.

Advertising expenses increased about 69 times to $1,518,686 for the year ended October 31, 2005, compared with only $2,189 for the previous year. The sharp increase was a direct result of major advertising campaigns and promotional initiatives started during the year. Major forms of advertising were TV commercials and advertisements in magazines and newspapers.

General and administrative expenses decreased by 51% to $773,757 for the year ended October 31, 2005, compared with $1,578,423 for the previous year. The decline was mostly due to lower office and travel expenses.

Provision for doubtful accounts (for trade receivables) for the years ended October 31, 2005 and 2004 were $138,638 and $592,736, respectively.

Depreciation and amortization increased by 3 times to $800,305 for the year ended October 31, 2005, compared with $193,461 for the previous year. The increase was consistent with a more-than-6-times increase in property, plant and equipment (PPE) to $12,845,679 from $1,960,242 the previous year. The bulk of the increase in PPE was due to the completion of $7 million of construction in progress during 2005.

Research and development (R&D) expenses increased by 37% to $1,233,504 for the year ended October 31, 2005, compared with $897,210 for the previous year. The increase was largely due to the launch of several early-stage R&D initiatives to be carried out jointly with local universities to develop new products.

Government subsidies for the year ended October 31, 2005 were $326,092, compared with $295,536 for the previous year. Government subsidies were given in support of our R&D efforts. They were unconditional and with no commitments from local authorities. We are not sure how long the subsidies can be expected to continue or if they will continue at the present levels.

Finance costs increased by 2 times to $377,467 for the year ended October 31, 2005, compared with $124,643 for the previous year. The increase was due to interest payments on a new long-term bank loan of $3.7 million that was initiated in 2005.

Income taxes were zero for 2005 and 2004, as the Company was exempted from corporate income taxes. It is currently entitled to full exemption from corporate income taxes through the end of December 2006. From 2007 onwards, the Company will enjoy a preferential income tax rate of 15%, based on its being in a high-tech development industry to be promoted by the local authorities.

Management’s Discussion of Financial Resources and Liquidity

Fiscal years ended October 31, 2005

Overview

The company experienced significant expansion of its assets in fiscal 2005. Current assets increased to meet the increasing need for working capital as sales grew at a fast pace. Fixed assets also grew significantly after the completion of major production facilities. As a result of such asset expansion, both operating and investing activities experienced net cash outflow, while financing activities generated net cash inflow to finance the expansion.

Cash and cash equivalents aggregated $3.44 million on October 31, 2005, down $1.33 million from the end of fiscal 2004. Operating and investing activities together used more cash than generated by the company’s financing activities, causing the decline in cash balance.

Trade receivables were $4.06 million on October 31, 2005, up $3.73 million from the end of fiscal 2004, reflecting the company’s significant growth in sales.

Inventories stood at $3.51 million on October 31, 2005, up $1.39 million from the end of fiscal 2004, as the company meets significant growth in sales by increasing its stock of raw materials and finished goods.

Prepayments were $0.44 million on October 31, 2005, up $0.32 million from the end of fiscal 2004, as the company increased its purchases of goods and supplies (and prepayments thereof) to meet increasing sales volume.

Other receivables were $0.38 million on October 31, 2005, up $0.32 million from the end of fiscal 2004, again reflecting increased sales volume and activities at the company.

Land use rights were valued at $0.14 million, slightly higher than the previous year due to fluctuation in the USD/RMB exchange rate.

Property, plant and equipment were $11.66 million on October 31, 2005, up $10.09 million from the end of fiscal 2004, as the company completed a major facilities construction of about $7.6 million and added other fixed assets.

Consolidated borrowings aggregated $13.09 million, up from $8.44 million at the end of fiscal 2004. The increase was due to a $3.72 million bank loan to finance the completion of major production facilities, and increased current liabilities to meet working capital needs amid increasing sales volume.

Net cash flow was negative $1.58 million during fiscal 2005. The company used $1.17 million net in cash in operating activities, largely to meet increasing sales volume. It used $3.81 million net in cash in investing activities, mainly to complete the construction of major new facilities and add fixed assets. The company generated $3.40 million net in cash in its financing activities, mainly through bank loans.